EXHIBIT 5 (xvi)

                     SERVICE AGREEMENT DATED 4-30-96 BETWEEN
                     INVESCO GLOBAL ASSET MANAGEMENT LIMITED
                      AND INVESCO ASSET MANAGEMENT LIMITED

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                                SERVICE AGREEMENT


         AGREEMENT made as of the 30th day of April, 1996, by and between INVESCO Global Asset Management Limited, a corporation organized under the laws of the Islands of Bermuda ("IGAM"), and INVESCO Asset Management Limited, a United Kingdom corporation ("INVESCO Asset").

                                   WITNESSETH:

         WHEREAS, IGAM has developed a proprietary system for global asset allocation and desires to obtain from time to time information from INVESCO Asset to assist IGAM in making certain determinations regarding IGAM's global asset allocation decisions; and

         WHEREAS, IGAM will enter into a Sub-Advisory Agreement (the "IGAM Agreement") with Western Reserve Life Assurance Co. of Ohio (the "Client"), which has selected IGAM to act as investment sub-adviser with respect to one or more of the Portfolios of the WRL Series Fund, Inc. ("Fund"), as indicated in the IGAM Agreement and as set forth in Schedule A hereto (the "Portfolios"); and

         WHEREAS, the IGAM Agreement provides that IGAM may, with prior notice to Client, provide services to the Client that reflect information and services/support provided by any or all of its affiliates worldwide; and

         WHEREAS, IGAM wishes to avail itself of INVESCO Asset's services for
(i) providing information related to IGAM's global asset allocation process and
(ii) assistance with IGAM's provision of investment advisory services to Client; and

         WHEREAS, IGAM and INVESCO Asset are engaged principally in rendering investment advisory services and are registered as investment advisers under the Investment Advisers Act of 1940, as amended (the "Advisers Act"); and

         WHEREAS, INVESCO Asset is willing to provide services to IGAM on the terms and conditions hereinafter set forth; and

         WHEREAS, it is understood by the parties that this Agreement is solely between the parties, and that this Agreement is not intended to, and shall not, impose any obligation on Client;

         NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, IGAM and INVESCO Asset hereby agree as follows:

                                    ARTICLE I

                             DUTIES OF INVESCO ASSET


         IGAM hereby employs INVESCO Asset to furnish, or arrange for affiliates of INVESCO Asset to provide, such investment management information and services/support to IGAM as may be instructed by IGAM from time to time, subject to the supervision of IGAM and the terms of the IGAM Agreement. A copy of the IGAM Agreement is attached hereto as Exhibit A.


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Page 2
RE:  Service Agreement


         INVESCO Asset accepts such employment and agrees during such period, at its own expense, to render such services and to assume the obligations herein set forth for the compensation provided for herein. INVESCO Asset shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent IGAM in any way or otherwise be deemed an agent of IGAM.

                                   ARTICLE II

                          COMPENSATION OF INVESCO ASSET

         For the services rendered with respect to each Portfolio, the facilities furnished and expenses assumed by INVESCO Asset, IGAM shall pay to INVESCO Asset compensation as set forth on Schedule A hereto. INVESCO Asset assumes and shall pay for maintaining the staff and personnel necessary to perform its obligations under this Agreement, and shall at its own expense, provide the office space, equipment and facilities necessary to perform its obligations under this Agreement.

                                   ARTICLE III

                    LIMITATION OF LIABILITY OF INVESCO ASSET

         INVESCO Asset shall not be liable for any error of judgment, mistake of law or for any loss arising out of any investment or for any act or omission in the performance of the services rendered hereunder, except for willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason or reckless disregard of its obligations and duties hereunder. As used in this Article III, INVESCO Asset shall include directors, officers and employees of INVESCO Asset.

                                   ARTICLE IV

                           ACTIVITIES OF INVESCO ASSET

         The services of INVESCO Asset to IGAM are not to be deemed to be exclusive, INVESCO Asset and any person controlled by or under common control with INVESCO Asset being free to render services to others.

                                    ARTICLE V

                            COMPLIANCE WITH THE LAWS

         IGAM and INVESCO Asset will comply with all applicable laws in acting hereunder including, without limitation, the Securities Exchange Act of 1934, as amended, the Advisers Act, the Employee Retirement Income Security Act of 1974, as amended, the Investment Company Act of 1940, as amended ("1940 Act"), and all applicable rules and regulations duly promulgated under the foregoing.

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Page 3
RE:  Service Agreement


                                   ARTICLE VI

                                      TERM

         This Agreement shall continue in effect, unless sooner terminated in accordance with its terms, for an initial term ending April 22, 1998 and shall continue in effect from year to year thereafter provided continuance is specifically approved at least annually by the vote of a majority of the Directors of the Fund who are not parties hereto or interested persons (as that term is defined in Section 2(a)(19) of the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on the approval of the terms of such renewal, and by either the Directors of the Fund or the affirmative vote of a majority of the outstanding voting securities of each Portfolio (as that phrase is defined in Section 2(a)(42) of the 1940 Act). This Agreement shall automatically terminate in the event of its assignment (as that term is defined in Section 2(a)(4) of the 1940 Act) or in the event of the termination of the IGAM Agreement. This Agreement may be terminated at any time, without penalty, by IGAM by giving 60 days' written notice of such termination to INVESCO Asset at its principal place of business, provided that such termination is approved by the Board of Directors of the Fund or by vote of a majority of the outstanding voting securities (as that phrase is defined in Section 2(a)(42) of the 1940 Act) of each Portfolio. This Agreement may be terminated at any time by INVESCO Asset by giving 60 days' written notice of such termination to IGAM at its principal place of business.


                                   ARTICLE VII

                                   AMENDMENTS

         This Agreement may be amended only with the approval by the affirmative vote of a majority of the outstanding voting securities of each Portfolio (as that phrase is defined in Section 2(a)(42) of the 1940 Act) and the approval by the vote of a majority of the Directors of the Fund who are not parties hereto or interested persons (as that term is defined in Section 2(a)(19) of the 1940
Act) of any such party, cast in person at a meeting called for the purpose of voting on the approval of such amendment, unless otherwise permitted in accordance with the 1940 Act.


                                  ARTICLE VIII

                                  GOVERNING LAW

         This Agreement shall be construed in accordance with laws of the Islands of Bermuda and the applicable provisions of the 1940 Act and the Advisers Act. To the extent that the applicable laws of the Islands of Bermuda, or any of the provisions herein, conflict with applicable provisions of the 1940 Act and the Advisers Act, the latter shall control.

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Page 4
RE:  Service Agreement


         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.


                                    INVESCO GLOBAL ASSET MANAGEMENT LIMITED


                                    By:     /s/ STEPHEN A. DANA
                                            ---------------------------

                                    Title:  DIRECTOR
                                            ---------------------------


                                    INVESCO ASSET MANAGEMENT LIMITED


                                    By:     /s/ NORTON M. RIDDER
                                            ---------------------------
                                    Title:  CHAIRMAN
                                            ---------------------------